EMPLOYMENT AGREEMENT

        This Employment Agreement (this "Agreement") is made as of January 23, 1997 to be effective as of December 11, 1996, by and between Sport Supply Group, Inc., a Delaware corporation ("Employer"), and John P. Walker ("Employee").

                               RECITALS:

        WHEREAS, Employer desires to obtain the services of Employee, and Employee desires to provide services to Employer in accordance with the terms, conditions, and provisions of this Agreement;

        NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the parties to this Agreement agree as follows:

        1. Term. Subject to the terms and conditions set forth in this Agreement, Employer hereby employs Employee, and Employee hereby accepts such employment from Employer, for a period commencing on December 11, 1996 (the "Effective Date") and expiring on March 31, 2000, except as otherwise provided herein. Employer and Employee agree that any extension of this Agreement shall be negotiated during the period from July 1, 1998 through December 31, 1998, to be effective after March 31, 2000.

        2. Duties. Employee will be employed as an Executive Vice President and the Chief Financial Officer of Employer, and in such capacity will perform the normal duties associated with such position and such other reasonable duties as may be assigned from time to time by the Board of Directors of Employer consistent with that of an Executive Vice President or a Chief Financial Officer. Employer acknowledges that Employee currently is an Executive Vice President and Chief Financial Officer of Emerson Radio Corp. ("Emerson"), and that Employee will devote certain of his time, attention, and energies, not to exceed 50% of his working time during the term of this Agreement, to such responsibilities. During the term of this Agreement, Employee shall devote his full time, attention, and energies (except for those devoted to the business of Emerson as contemplated in the immediately preceding sentence hereto) to the business of Employer to discharge his duties faithfully, diligently, to the best of his abilities, and in a manner consistent with any and all policies and guidelines as may be established by Employer from time to time. Employee shall report solely to the Board of Directors, Chairman, and Chief Executive Officer of Employer.

        3.   Compensation.

             (a)  Subject to the terms and conditions of this  Agreement and as compensation for the performance of his services hereunder, Employer will pay Employee a fixed salary at a minimum annual rate of $190,000 (such initial rate is referred to herein as the "Initial Salary," and as it may be adjusted upward from time to time as provided by the Board of Directors of Employer, is referred to herein as "Salary"). Employee's Salary will accrue and be payable to Employee in accordance with the payroll practices of Employer for senior executives in effect from time to time during the term of this Agreement. Employer hereby acknowledges that Employee is being separately compensated by Emerson for his services to be rendered on Emerson's behalf.

             (b) On or before the date of execution hereof, Employee shall be paid a one-time bonus of $50,000. In addition, Employee shall be entitled to receive an annual formula bonus equal to an amount up to thirty percent (30%) of the Salary based upon attainment of objectives identified in a business plan for Employer to be adopted by the Board of Employer no later than March 31, 1997. The annual formula bonus as described above for the fiscal year ending September 1997 shall, in any event, and irrespective of attainment of the objectives described above for such period, be thirty percent (30%) of the Salary and shall be payable on or before the first anniversary of the Effective Date. At its sole discretion the Board of Directors of Employer may develop such other incentive
        compensation  arrangements,   including  but   not  limited   to
        additional bonus incentives, as may be determined to be appropriate for the conduct of Employer's business and Employee's duties in connection therewith.

             (c) Employer also will grant to Employee a non-qualified stock option (the "Option") to purchase 100,000 shares (the "Option Shares") of Employer's common stock, par value $.01 per share (the "Common Stock"), at a price per share of $7.50, which will be granted on or before January 23, 1997 (the "Date of Grant"), pursuant to the terms and conditions of the stock option agreement issued in respect of such Option (the "Stock Option Agreement"). The Option shall be exercisable for a period of ten (10) years from the Date of Grant, for so long as Employee is employed by Employer and for a six-month period thereafter. The Option and the Option Shares shall be subject to the terms and conditions set forth in the Stock Option Agreement and shall vest annually in equal installments on the first three anniversaries of the Date of Grant, if Employee remains in the employ of Employer through the respective dates.

         As promptly as practicable after the Date of Grant, to the extent not covered by an existing registration on Form S-8, Employer will file with the Securities and Exchange Commission a Registration Statement on Form S-8 to register the offer and sale of the Option Shares under the Securities Act of 1933, as amended, and cause such Registration Statement to remain effective until all of the Option Shares have been sold by Employee, while Employee remains an employee of Employer and for a six-month period thereafter. The Stock Option Agreement shall provide that upon a "change in control," as therein defined, or if Employee is terminated other than for Cause or in the event of a Constructive Discharge of Employee (as each such term is hereinafter defined), all Option Shares shall automatically vest. The Stock Option Agreement shall also permit Employee to obtain an interest-free loan for up to six months from Employer, to be secured by the Option Shares being purchased from the proceeds of such loan, to permit the purchase of any or all of the Option Shares.

             (d) All payments to Employee pursuant to this Agreement will be subject to deduction and withholding authorized or required by applicable law. Employee shall also be paid amounts as shall equal the federal and state, if applicable, income taxes (i.e., gross-up for income taxes) which will be payable by Employee relating to the reimbursement of expenses as set forth in Section 4 hereof.

        4. Employee Benefits; Reimbursement of Expenses. During the term of this Agreement, Employer shall provide such fringe benefits, including paid sick leave, paid holidays, participation in health, dental, and life insurance plans, and other employee benefit plans which are regularly maintained by Employer for its senior executive officers in accordance with the policies of Employer in effect from time to time; provided, however, that to the extent permitted by law, all requirements under any employee benefit plan pertaining to a waiting period for eligibility under such plan shall be waived, and Employee shall be deemed to be immediately eligible under each such plan to be covered thereby. Notwithstanding the foregoing, Employee shall be entitled to a minimum of four weeks of paid vacation each year of this Agreement. In addition, during the term of this Agreement, Employer shall pay Employee an automobile allowance of $1,000 per month and reimburse Employee for the cost of liability and collision insurance on such automobile and all gasoline purchases. Employer will also pay for the costs of initiation fees, not to exceed $10,000 per year for up to three years or a total of $30,000, of a country club selected by Employee in the Dallas/Ft. Worth metropolitan area as well as pay or reimburse Employee for all monthly dues, not to exceed $400 per month, at such country club during the term of this Agreement. Employer will also reimburse Employee for his travel (including, without limitation, the costs of first class or business class air travel in those instances in which Employee does not have upgrade certificates, or upgrades are unavailable, from coach class air travel, estimated by Employee to be necessary on approximately 10% of all air travel so taken), entertainment, and other business expenses incurred in connection with his employment under this Agreement in accordance with the policies of Employer in effect from time to time.

        5.   Confidentiality.

             (a)  From the  Effective  Date  of this  Agreement  and  in consideration for the promises made by Employee herein, including promises made by Employee in Section 6 below, Employer promises and agrees to provide Employee certain confidential information consistent with the job duties of an individual in his position including, without limitation, customer, supplier, product and distributor lists, trade secrets, plans, manufacturing techniques, sales, marketing and expansion strategies, financial records (including business plans, financial statements, etc.), and technology and processes of Employer and/or its affiliates, as they may exist from time to time, and information concerning the products, services, production, development, technology and all technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers of, and suppliers to, Employer and/or its affiliates (collectively _Confidential Information_). In consideration for Employer's promises herein, Employee acknowledges and agrees that all Confidential Information previously provided or known to Employee in the course of his employment with Employer and all such Confidential Information made available and provided to Employee pursuant to the terms of this Agreement will be received in strict confidence and will be used only for the purposes of performing his duties pursuant to this Agreement and that no such Confidential Information will otherwise be used or disclosed by Employee during or after the term of this Agreement without the prior written consent of Employer. Employee acknowledges and agrees that upon termination of Employee's employment hereunder for any reason, Employee will leave and/or return all Confidential Information and other documents, records, notebooks, customer lists, mailing lists, business proposals, contracts, agreements, and other repositories containing information concerning Employer or its financial condition or business (including all copies thereof) in Employee's possession, whether prepared by Employee or
        others,  will  remain  with  or   be  returned  to  Employer.
        Notwithstanding the foregoing, this Section shall be inoperative as to any portion of the Confidential Information which (i) is or becomes generally available to the public other than as a result of a disclosure by Employee or (ii) becomes available to Employee on a non-confidential basis and not in contravention of Employer's rights or applicable law from a source (other than Employer) which Employee reasonably believes is entitled to possess and disclose it.

             (b)  Employee acknowledges  and  agrees that  all  manuals, drawings, blueprints, letters, notes, notebooks, financial records (including, without limitation, budgets, business plans and financial statements), reports, computers, computer equipment, computer disks, hard drives, electronic storage devices, books, procedures, forms, documents, records or paper, or copies thereof, pertaining to the operations or business of Employer made or received by Employee or made known to him in any way in connection with his employment activities or otherwise and any other Confidential Information are and will be the exclusive property of Employer. Employee agrees not to copy or remove any of the above from the premises and custody of Employer, or disclose the contents thereof to any other person or entity except in the ordinary course of business consistent with Employer's policies. Employee acknowledges that all such papers and records will at all times be subject to the control of Employer, and Employee agrees to surrender the same upon request of Employer, and will surrender such no later than any termination or expiration of this Agreement.

        6. Noncompetition. Employee covenants and agrees that, during the period Employee is employed by Employer, and if Employee's employment is terminated pursuant to Section 8(a) or Employee resigns for any reason (other than as a result of a Constructive Discharge), for a period of one year thereafter, Employee will not directly or indirectly compete with Employer in the United States. For the purposes of this Section 6, the following terms shall have the meanings indicated below:

             (a) The term "compete" shall mean, with respect to the business of Employer, engaging in or attempting to engage in the direct mail marketing with the use of a catalog of sports related equipment to institutional customers or any other business which generates more than 10% of Employer's revenues at the time of termination, either alone or with any individual, partnership, corporation, or association.

             (b) The words "directly or indirectly" as they modify the word "compete" shall mean: (i) acting as an agent, representative, consultant, officer, director, or employee of any entity or enterprise which is competing (as defined in this
        Section     6)   with    the   business  of    Employer;  (ii)
        participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor, or stockholder (except as a stockholder holding less than a five percent (5%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market); (iii) communicating to any such competing entity or enterprise any competitive non-public information concerning any past, present, or identified prospective client or customer of, or supplier to, Employer;

        (iv) soliciting the customers, distributors, dealers, or independent sales persons of Employer or its Affiliates (as defined below) as of Employee's termination date; or (v) recruiting, hiring, or assisting others in recruiting or hiring (collectively referred to as "Recruiting Activity") any person who is, or within the 12-month period immediately preceding the date of any such Recruiting Activity was, an employee of Employer or its Affiliates. For the purposes of this Agreement, the term "Affiliates" shall mean all subsidiaries of Employer and each entity in which Employer is an equity investor (or was an equity investor within the 12-month period preceding the date Affiliate status is determined) which controls, is controlled by, or under common control with Employer.

             (c) Employee understands and agrees that the scope of this covenant by Employee contained in this Section is reasonable as to time, area, and persons and is necessary to protect the proprietary and legitimate business interest of the Employer, and but for such covenant by Employee the Employer would not have agreed to enter into the transactions contemplated by this Agreement. Employee agrees that this covenant is reasonable in light of the compensation and other consideration Employer has agreed to provide Employee pursuant to this Agreement. It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area, and persons to the extent that it may be so operative.

        7. Injunctive Relief. If Employee breaches any of the provisions of Sections 5 or 6 hereof, Employer shall be entitled to specific performance, injunctive relief, or such other legal and/or equitable remedies as may be appropriate. Nothing contained herein shall be construed as prohibiting Employer from pursuing any other remedies available to it for such breach of any of the terms and provisions of this Agreement, nor limiting its right to the recovery of damages from Employee or any other person or entity for the breach or violation of any provision of this Agreement, whether such remedy be at law or in equity.

        8.   Termination.

             (a) Employer may terminate Employee's employment for Cause (as defined herein). Notwithstanding the foregoing and with respect to Section 8(g)(iv), Employer may terminate Employee's employment for Cause only if such Cause is not cured within 10 days following Employee's receipt of written notice thereof by Employer to Employee. If Employee's employment is terminated for Cause, Employee will be paid Salary to the date of such termination notice and shall be paid Salary for all accrued but unused personal, vacation, and sick days (less all amounts required to be withheld or deducted therefrom and all undisputed amounts owed or due by Employee to Employer).

             (b) If Employer terminates Employee other than for Cause or in the event of a Constructive Discharge of Employee (as hereinafter defined) during the term hereof, Employer shall (i) pay Employee his Initial Salary (A) through the stated term of this Agreement, if such termination or Constructive Discharge occurs prior to July 1, 1998, or (B) through a period of 18 months from the date of such termination or Constructive Discharge, if such termination or Constructive Discharge occurs on or after July 1, 1998 (in either event Employee shall also receive all accrued but unused personal, vacation, and sick days and less all amounts required to be withheld or deducted therefrom and all amounts owed or due by Employee to Employer), and (ii) continue to provide Employee, during the period through which his Initial Salary will be paid, health insurance with coverage no less than the coverage available during such period to Employer's senior executive officers, and Employer shall have no other obligation hereunder. Section 8(b)(i)(B) of this Agreement shall survive even if this Agreement expires by its own terms unless Employer and Employee agree in writing to mutually terminate this Agreement or amend this provision or if Employer and Employee enter into a new Employment Agreement.

             (c) If Employee terminates his employment with Employer other than as a result of a Constructive Discharge and, if during the term of this Agreement set forth in Section 1 Employer has not materially breached any provision of this Agreement, Employee will be paid only Salary as has been earned to the date of termination and for all accrued but unused personal, vacation, and sick days (less all amounts required to be withheld or deducted therefrom and all amounts owed or due by Employee to Employer).

              (d) If no other provision in this Section 8 is applicable and if this Agreement terminates pursuant to the expiration of the term set forth in Section 1, Employee will be paid only Salary as has been earned to the date of termination and for all accrued but unused personal, vacation, and sick days (less all amounts required to be withheld or deducted therefrom and all amounts owed or due by Employee to Employer) or such longer period as he is entitled pursuant to the provisions of Section 9.

             (e) If Employee dies or is disabled, as determined by his physician, so that he is unable to work for six consecutive months during the term hereof, this Agreement will terminate, and Employer will (i) pay to the estate of Employee, or Employee, as the case may be, the Salary which would otherwise be payable to Employee up to the end of the month in which his death or such six-month period occurs and for all accrued but unused personal, vacation, and sick days (less all amounts required to be withheld or deducted therefrom and all amounts owed or due by Employee to Employer), and (ii) provide to Employee's dependents (including his spouse) and to Employee, in the case of such a disability, for a period of at least two years after Employee's death or disability and at no charge to such dependents or Employee, health and accident insurance with coverage no less than the coverage available during such time to

        Employer's senior executive officers. Notwithstanding the foregoing, Employer's obligations under this Section shall be reduced by the amounts obtained by Employee under any applicable disability insurance policy.

             (f) If this Agreement or the employment of Employee is terminated, except as otherwise specifically set forth herein, Employee will not be obligated to mitigate his damages nor the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and the acceptance of employment elsewhere after termination shall in no way reduce the amount of Salary due hereunder.

             (g) For the purposes of this Agreement, "Cause" shall mean that Employee shall have committed:

                  (i)  an  intentional   material   act  of   fraud   or
             embezzlement in connection with his duties or in the course of his employment with Employer;

                  (ii) an  intentional  wrongful   material  damage   to
             property of Employer;

                  (iii)     an  intentional   wrongful   disclosure   of
             material  secret   processes   or   material   confidential
             information of Employer; or

                  (iv) an intentional and  continued failure to  perform
             his duties as Executive Vice President and Chief Financial Officer (other than any such failure resulting from incapacity due to physical injury or illness or mental illness as such is provided for in Section 9).

             (h) For the purposes of this Agreement, "Constructive Discharge" means a change in office, title, or position from that reasonably associated with being an Executive Vice President and Chief Financial Officer, other than a promotion; a change in reporting of Employee to any person other than the Chairman, Chief Executive Officer, or the Board of Directors of Employer; a required relocation to a location in excess of thirty (30) miles of Employer's current principal location; a reduced Salary; a material diminution in responsibilities; or any other material breach of this Agreement by Employer.

                   (i) The provisions of this Section 8 shall survive the termination of this Agreement.

        9. Disability. If Employee is unable to perform his assigned duties by reason of illness, injury, or incapacity (other than as a result of abuse of drugs, alcohol, or other substances), he will be entitled to receive such disability benefits as are provided by Employer's disability policies for its other senior executive officers.

        10. Relocation Expenses. Employee shall permanently relocate his residence to the location of the Employer's principal office no later than July 1, 1997. To the extent not covered by existing policies of Employer and as a supplement to such existing policies, Employer shall provide the following to Employee:

             (a) Temporary residence in the location of Employer's principal business office pending relocation;

             (b) Reasonable round-trip air travel and related expenses between Dallas, Texas, and Employee's existing principal residence on a semi-monthly basis, and the reasonable round-trip air travel and related expenses to Dallas, Texas, for up to two
        (2) trips by Employee's wife and child for the purpose of obtaining a residence, pending final relocation;

             (c) Reimbursement of principal, interest, taxes, and insurance and maintenance on Employee's existing residence for a period not to exceed six (6) months from the date of Employee's final relocation pending sale of such property; and

             (d) If Employee's existing residence is not sold prior to closing on Employee's new residence, Employer will either provide or guarantee an interim bridge loan secured by a lien against either Employee's existing residence or, if permitted by applicable law, Employee's new residence, interest-free for the lesser of twelve (12) months or through the date of sale of Employee's existing residence. Employee shall also be reimbursed for all closing, sales, and mortgage related fees and expenses (including points and real estate commissions) with respect to the sale of Employee's existing residence and purchase by Employee of a new residence, but in no event in excess of $30,000. In addition, Employee will be reimbursed for all reasonable moving expenses. The amount of the bridge loan will be no more than the lesser of $75,000 or 100% of the equity in Employee's existing or new residence, as applicable, and may be utilized solely for the purpose of acquiring a new residence at the location of Employer's principal place of business.

        11.  Binding Nature.

             (a) Employer will require any successor and any corporation or other legal person which is in control of such successor (as "control" is defined in Regulation 230.405 or any successor rule or regulation promulgated under the Securities Act of 1933, as amended) to all or substantially all of the business and/or assets of Employer (by purchase, merger, consolidation, or otherwise), by agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession will be a material breach of this Agreement by Employer.

        Notwithstanding the foregoing, any such assumption shall not, in any way, affect or limit the liability of the Employer under the terms of this Agreement or release the Employer from any obligations hereunder. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business and/or all or part of its assets as aforesaid which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

             (b) This Agreement and all the rights of Employee under this Agreement will inure to the benefit of and will be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

             (c) Except as set forth above, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto, whether by operation of law or otherwise, without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person other than the parties hereto any rights or remedies hereunder.

        12. Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent of the portion of the provision which is illegal, unenforceable, or void. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying and/or reforming any such illegal, unenforceable, or void provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision which is legal and enforceable and achieves the same objectives. Notwithstanding the foregoing, if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

        13.  Waiver.   No delay  or omission  by  either party  to  this
   Agreement to exercise any right or power under this Agreement will impair such right or power or be construed as a waiver thereof. A waiver by either of the parties to this Agreement of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained in this Agreement. All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

        14. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without giving effect to any principle of conflict-of-laws which would require the application of the law of any other jurisdiction. All parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of the state and federal courts of the State of Texas and agree and consent that service of process may be made upon it in any proceeding arising out of this Agreement by service of process as provided by Texas law. All parties hereto agree that the venue for any and all suits, actions or proceedings arising out of or relating to this Agreement shall be brought solely in a Court of competent jurisdiction sitting in Dallas, Dallas County, Texas. All parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the District Court of Dallas County, State of Texas, or in the United States District Court for the Northern District of Texas, and hereby further irrevocably waive any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        15. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

             If to Employee:     Sport Supply Group, Inc.
                                 Attention: John P. Walker
                                 1901 Diplomat Drive
                                 Farmers Branch, Texas 75234

             If to Employer:     Sport Supply Group, Inc.
                                 Attention: Chief Executive Officer
                                 1901 Diplomat Drive
                                 Farmers Branch, Texas 75234

   or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        16. Attorneys' Fees. If any arbitration or civil action, whether at law or in equity, is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, court costs, and other reasonable expenses of litigation, in addition to any other relief to which such party may be entitled.

        17. Arbitration. Any dispute arising under this Agreement shall be submitted to arbitration in Dallas, Texas, in accordance with the rules of the American Arbitration Association. The decision of the arbitrator(s) will be binding, conclusive, and nonappealable.

        18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        19. Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and there are no understandings or agreements relative to this Agreement which are not fully expressed in this Agreement. All prior agreements between the parties with respect to the subject matter of this Agreement, whether oral or written, are expressly superseded by this Agreement. No change, waiver, or discharge of this Agreement will be valid unless in writing and signed by the party against which such change, waiver, or discharge is to be enforced. In addition, the parties hereto expressly acknowledge and agree that no other agreement nor any breach of or default under any other agreement shall have any effect on the rights and obligations of the parties hereto, including, without limitation, under any employment or other agreement between Employee and Emerson.

        IN WITNESS WHEREOF, the parties of this Agreement have executed and delivered this Agreement on the date first above written.

                                      EMPLOYER:

                                      SPORT SUPPLY GROUP, INC.



                                      By: /s/ Geoffrey P. Jurick
                                          Geoffrey P. Jurick,
                                          Chief Executive Officer

                                      EMPLOYEE:


                                      /s/ John P. Walker
                                      John P. Walker